Exhibit 99.(g)

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

between

EACH FIRST EAGLE ENTITY SET FORTH ON EXHIBIT A HERETO

and

JPMORGAN CHASE BANK, N.A.

SECURITIES SERVICES

jpmorgan.com

Table of Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	1
1.1.	Intention of the Parties	1
1.2.	Definitions; Interpretation	1

2.	WHAT J.P. MORGAN IS REQUIRED TO DO	4
2.1.	Set Up Accounts	4
2.2.	Cash Account	5
2.3.	Segregation of Assets; Nominee Name	5
2.4.	Settlement of Transactions	6
2.5.	Contractual Settlement Date Accounting	6
2.6.	Actual Settlement Date Accounting	7
2.7.	Income Collection (AutoCredit®)	7
2.8.	Miscellaneous Administrative Duties	7
2.9.	Corporate Actions	8
2.10.	Class Action Litigation	8
2.11.	Proxies	8
2.12.	Statements of Account	9
2.13.	Access to J.P. Morgan’s Records	9
2.14.	Maintenance of Financial Assets at Subcustodian Locations	10
2.15.	Tax Relief Services	10
2.16.	Foreign Exchange Transactions	10
2.17.	Notifications	10
2.18.	Sealed Envelopes	10

3.	INSTRUCTIONS	13
3.1.	Acting on Instructions; Method of Instruction and Unclear Instructions	13
3.2.	Verification and Security Procedures	13
3.3.	Instructions; Contrary to Law/Market Practice	13
3.4.	Cut-Off Times	13
3.5.	Electronic Access	13

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN	14
4.1.	Fees and Expenses	14
4.2.	Overdrafts	14
4.3.	J.P. Morgan’s Right Over Securities; Set-off	14

5.	SUBCUSTODIANS AND SECURITIES DEPOSITORIES	15
5.1.	Appointment of Subcustodians; Use of Securities Depositories	15
5.2.	Liability for Subcustodians	15

6.	ADDITIONAL PROVISIONS	16
6.1.	Representations of the Customer and J.P. Morgan	16
6.2.	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	16
6.3.	Special Settlement Services	17

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER	17
7.1.	Standard of Care; Liability	17
7.2.	Force Majeure	18
7.3.	J.P. Morgan May Consult With Counsel	18

7.4.	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	18
7.5.	Assets Held Outside J.P. Morgan’s Control	19
7.6.	Ancillary Services	19
7.7.	Service Locations	19

8.	TAXATION	19
8.1.	Tax Obligations	19
8.2.	Tax Relief Services	20

9.	TERMINATION	20
9.1.	Termination	20
9.2.	Exit Procedure	21
9.3.	Inactive Securities Accounts	21

10.	MISCELLANEOUS	22
10.1.	Notifications	22
10.2.	Successors and Assigns	22
10.3.	Entire Agreement and Amendments	22
10.4.	Information Concerning Deposits at J.P. Morgan’s Non-U.S. Branch	22
10.5.	Insurance	22
10.6.	Security Holding Disclosure	23
10.7.	U.S. Regulatory Disclosure	23
10.8.	Governing Law and Jurisdiction	23
10.9.	Severability; Waiver; and Survival	24
10.10.	Confidentiality	24
10.11.	Use of J.P. Morgan’s Name	24
10.12.	Counterparts	25
10.13.	No Third Party Beneficiaries	25
Exhibit A List of Entities		27
Schedule 1 List of Subcustodians and Markets Used by J.P. Morgan		28
Schedule 2 Form of Board Resolution		29
Schedule 3 List of J.P. Morgan Investor Services Custody Restricted Markets		30
Annex A Electronic Access		31

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

This agreement, dated April 18, 2017 (the “Agreement”), is between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), with a place of business at 383 Madison Ave., Floor 11, New York, New York, 10179; and each entity managed by First Eagle Investment Management, LLC, or First Eagle Alternative Credit, that is set forth on Exhibit A (each, the “Customer”) with a place of business at 1345 Avenue of the Americas, New York, NY 10105.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1.	Intention of the Parties

(a)	This Agreement sets out the terms on which J.P. Morgan will provide custodial, settlement, asset servicing and other associated services to the Customer. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement.

(b)	Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other burdens and costs. The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in connection with the services under this Agreement and will not be liable for any losses resulting from Country Risk.

(c)	The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement.

1.2.	Definitions; Interpretation

(a)	Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1.

“Account Assets” has the meaning set forth in Section 4.3(a).

“Affiliated Subcustodian Bank” means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or (ii) a branch or subsidiary of such a bank.

“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such Applicable Law.

“Applicable Law” means any applicable statute, treaty, rule, regulation or law (including common law) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from the Customer in the form as provided by J.P. Morgan (or by written notice in the form as provided by J.P. Morgan from any agent designated by the Customer, including, without limitation, an investment manager) to act on behalf of the Customer under this Agreement and any person who has been given an access code by a security administrator appointed by the Customer which allows the provision of Instructions. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

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“Confidential Information” means all non-public information concerning the Customer or the Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public other than as a direct result of J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Financial Asset, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Eligible Foreign Custodian” means (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in rule 17f-5(a)(7)) or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.

“Financial Asset” means a Security, Gold, and Silver, and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including, without limitation, for a Security, a security certificate or a Security Entitlement and for Gold and Silver, the serial numbers or other identification marks. “Financial Asset” does not include cash.

“Fund” means each separate portfolio of the First Eagle Funds and First Eagle Variable Funds.

“Gold” means gold bars, custodied on an allocated basis, unless otherwise agreed in writing by the parties.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, that J.P. Morgan believes, in its commercially reasonable discretion, to have been given by an Authorized Person.

“J.P. Morgan Affiliate” means an entity controlling, controlled by, or under common control with J.P. Morgan.

“J.P. Morgan Indemnitees” means J.P. Morgan, J.P. Morgan Affiliates, Subcustodians, and their respective nominees, directors, officers, employees and agents.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on J.P. Morgan’s income), or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, attorneys’, accountants’, consultants’ and experts’ fees and disbursements reasonably incurred and, where relevant, any and all amounts owing to J.P.

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Morgan by Customer’s counterparty in connection with collateral Accounts or control Accounts established at J.P. Morgan pursuant to the Customer’s Instruction) outstanding from time to time.

“Proxy Voting Service” has the meaning set forth in Section 2.11(a).

“Sealed Envelope” means a sealed envelope which the Customer requests J.P. Morgan to hold in custody. Nothing in this definition shall obligate J.P. Morgan to accept any such Sealed Envelope.

“Secured Liabilities” means Customer’s obligation to (i) pay any unpaid fees to J.P. Morgan, and (ii) repay any extension of credit made by J.P. Morgan or its Affiliates in the normal course of business for the purpose of (A) clearing and settling purchases or sales of Securities for which Customer has not yet delivered sufficient cash into the Cash Account or Securities into the Securities Account, (B) funding any cash payment related to clearing and settling the purchase or sale of an asset or other investment vehicle, including cash payments related to a purchase or sale of foreign currencies or precious metals for which Customer has not yet delivered sufficient cash into the Cash Account, or (C) the advancement of funds in relation to Contractual Settlement Date Accounting as described in Section 2.5, which in each case was intended by J.P. Morgan to be a short-term extension of credit when made.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities, whether or not acting in that capacity. The term ‘Securities Depository’ as used in this Agreement when referring to a securities depository located in the U.S. shall mean a ‘securities depository’ as defined in rule 17f-4(c)(6).

“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means a security procedure to be followed by the Customer upon the issuance of an instruction and/or by J.P. Morgan upon the receipt of an instruction, so as to enable J.P. Morgan to verify that such instruction is authorized, as set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs, and may be updated by J.P. Morgan from time to time upon notice to the Customer. The Customer acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Customer through any third party utility that the parties have agreed as an utility through which instructions may be provided hereunder and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized instruction; provided that nothing in the foregoing clause shall require Customer to use SWIFT messaging as a method for providing Instructions.

“Silver” means silver bars, custodied on an allocated basis, unless otherwise agreed in writing by the parties.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Financial Assets and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in 0 – List of Subcustodians and Markets Used by J.P. Morgan) and includes any Affiliated Subcustodian Bank.

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(b)	Interpretation

(i)	Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.

(ii)	Unless otherwise expressly stated to the contrary herein, references to articles and sections are to articles and sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(iii)	Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine (and vice versa); use of the term “including” shall be deemed to mean “including but not limited” to, and references to appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

(iv)	Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time modified to the extent such modification applies to any service provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

2.	WHAT J.P. MORGAN IS REQUIRED TO DO

2.1.	Set Up Accounts

(a)	J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)	one or more Securities Accounts in the name of the Customer (or in another name requested by the Customer that is acceptable to J.P. Morgan) for the safekeeping of Financial Assets, which may be held by J.P. Morgan, a Subcustodian or a Securities Depository for J.P. Morgan on behalf of the Customer, including as an Entitlement Holder; and

(ii)	one or more cash accounts in the name of the Customer (each, a “Cash Account”) (or in another name requested by the Customer that is acceptable to J.P. Morgan) for the safekeeping of any and all cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer.

Notwithstanding paragraph 2.1(a)(ii), cash held in respect of those markets where the Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of the Customer, additional Accounts may be opened in the future, and such additional Accounts shall be subject to the terms of this Agreement.

(c)	In the event that the Customer requests the opening of any additional Account for the purpose of holding collateral pledged by the Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by the Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement.

(d)	Upon thirty (30) days’ prior notice to the Customer, J.P. Morgan may close any Account that it reasonably determines to be dormant. In the case of a dormant Cash Account, J.P. Morgan may, upon closure of the Account, pay any de minimis balances in that Cash Account into another Cash

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Account of the Customer, and is authorized to enter into with Customer any foreign exchange transactions needed to facilitate the payment, as contemplated by Section 2.16 of this Agreement

(e)	J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)	a certified copy of the Customer’s constitutional documents as in force at the time of receipt;

(ii)	evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer’s board of directors or equivalent governing body, substantially in the form set out in Schedule 1 Form of Board Resolution);

(iii)	fund manager mandate completed by the fund manager designated by the Customer;

(iv)	information about the Customer’s financial status, such as its audited and unaudited financial statements; and

(v)	in the case of any Account opened in a name other than that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iv).

2.2.	Cash Account

(a)	Any amount standing to the credit of the Cash Account will be either:

(i)	deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan’s head office or at one of its non-U.S. branch offices and will constitute a debt owing to the Customer by J.P. Morgan as banker, provided that (A) any cash so deposited with a non-U.S. branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency and (B) from time to time, J.P. Morgan may, in its discretion, pay interest on any such deposit account at a rate to be determined by J.P. Morgan (or charge interest if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative); or

(ii)	placed by J.P. Morgan with a bank or other financial institution in the country in which the applicable currency is issued, in which case the deposit will constitute a debt owing to the Customer by that bank or other financial institution and not J.P. Morgan, payable exclusively in the applicable currency at that bank or financial institution.

(b)	Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify the Customer promptly of any such reversal.

2.3.	Segregation of Assets; Nominee Name

(a)	J.P. Morgan will identify in its books that Financial Assets credited to the Customer’s Securities Account belong to the Customer (except as may be otherwise agreed by J.P. Morgan and the Customer).

(b)	To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian. J.P. Morgan

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will notify Customer promptly following J.P. Morgan becoming aware of a Sub-Custodian that holds Customer’s Financial Assets failing to segregate customer assets from its proprietary assets.

(c)	J.P. Morgan is authorized, in its discretion to:

(i)	hold in bearer form such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii)	hold Financial Assets in or deposit Financial Assets with any Securities Depository;

(iii)	hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited by the Customer;

(iv)	register in the name of the Customer, J.P. Morgan, a Subcustodian, a Securities Depository or their respective nominees, such Financial Assets as are customarily held in registered form; and

(v)	decline to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations.

2.4.	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Settlement of transactions will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the Customer authorizes J.P. Morgan to deliver Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and the Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by the Customer. In the case of the failure of the Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will notify the Customer of such failure. If the Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by the Customer that J.P. Morgan has in its possession to allow the Customer to enforce rights that the Customer has against the Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5.	Contractual Settlement Date Accounting

(a)	J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement for those Financial Assets and transactions as to which J.P. Morgan customarily offers contractual settlement date accounting. J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(i)	Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and post the Securities Account as pending delivery of the relevant Financial Assets.

(ii)	Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount. J.P. Morgan will then post the Securities Account as awaiting receipt of the expected Financial Assets. The Customer will not be entitled to the delivery of Financial Assets until J.P. Morgan or a Subcustodian actually receives them.

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Upon request, J.P. Morgan shall provide the Customer with a list of those markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from such list upon reasonable notice to the Customer.

(b)	J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon notice to the Customer in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any Liabilities resulting from such reversal. The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans of cash and/or Financial Assets available to the Customer.

2.6.	Actual Settlement Date Accounting

With respect to settlement of any transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by J.P. Morgan.

2.7.	Income Collection (AutoCredit®)

(a)	J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets held in the Securities Account, and will promptly notify the Customer of such information.

(b)	J.P. Morgan will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) for those Financial Assets and/or markets for which J.P. Morgan customarily offers an AutoCredit service. However, J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Upon request, J.P. Morgan shall provide the Customer with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to the Customer that is reasonable in the circumstances. J.P. Morgan may reverse AutoCredit credits upon oral or written notification to the Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was incorrect.

(c)	When the AutoCredit service is not available, income on Financial Assets, net of any taxes withheld by J.P. Morgan or any third party, will be credited only after actual receipt and reconciliation by J.P. Morgan.

(d)	J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify the Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8.	Miscellaneous Administrative Duties

(a)	Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)	present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of the Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

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(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)	In the event that, as a result of holding of Financial Assets in an omnibus account, the Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit the Customer with the amount of cash the Customer would have received, as reasonably determined by J.P. Morgan, had the Financial Assets not been held in an omnibus account, and the Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)	If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

(d)	J.P. Morgan reserves the right to reverse any transactions that are credited to the Accounts due to mis-postings and other similar actions.

2.9.	Corporate Actions

(a)	J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which J.P. Morgan subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that reflect the material points concerning the applicable Corporate Action) to the Customer or its Authorized Person.

(b)	J.P. Morgan will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and the Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

(c)	When instructed by the Customer, subject to availability in the market, J.P. Morgan, or a J.P. Morgan Affiliate, shall place orders for the sale of rights offerings that the Customer received from Corporate Actions. A current list of markets in which this service is being offered is available from J.P. Morgan on request.

2.10.	Class Action Litigation

Any notices received by J.P. Morgan’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to the Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the Customer was a shareholder and held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the Customer in respect to such notifications except as otherwise agreed in writing between the Customer and J.P. Morgan. The services set forth in this Section 2.10 are available only in certain markets, details of which are available from J.P. Morgan on request.

2.11.	Proxies

(a)	J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

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(b)	The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrollment form as well as all documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)	The Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)	J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will notify the Customer.

2.12.	Statements of Account

(a)	J.P. Morgan will provide the Customer with electronic access to Account information (the “Information”) that will enable the Customer to generate or receive reports and statements of account for each Account and to identify Account Assets as well as Account transactions. The Customer will review the Information and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) the Customer’s inability to access any such Information. The Customer will provide J.P. Morgan such notice within a reasonable time after (x) the Information is made available to the Customer or (y) the Customer discovers that it is unable to access the Information, as the case may be.

(b)	The Customer acknowledges that Information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.13.	Access to J.P. Morgan’s Records

(a)	J.P. Morgan will, upon reasonable written notice, allow the Customer’s auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to the Accounts as may be required in connection with their examination of books and records pertaining to the Customer’s affairs. Subject to restrictions under the relevant local law, J.P. Morgan shall direct any Subcustodian to permit the Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b)	J.P. Morgan will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts. The Customer shall

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reimburse J.P. Morgan for the reasonable cost of copying, collating and researching archived information.

2.14.	Maintenance of Financial Assets at Subcustodian Locations

(a)	Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are located. J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in 0 - List of Subcustodians and Markets Used by J.P. Morgan, as in effect from time to time. J.P. Morgan may modify 0 – List of Subcustodians and Markets Used by J.P. Morgan from time to time upon notice to the Customer.

(b)	J.P. Morgan reserves the right to restrict the services it provides in certain markets that are deemed by J.P. Morgan to be restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth on Schedule 2 - List of J.P. Morgan Investor Services Custody Restricted Markets. J.P. Morgan may update Schedule 2 - List of J.P. Morgan Investor Services Custody Restricted Markets from time to time upon notice to the Customer.

2.15.	Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.16.	Foreign Exchange Transactions

To facilitate the administration of the Customer’s trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts with the Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through J.P. Morgan Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts and facilities, but J.P. Morgan may establish rules or limitations concerning any foreign exchange contract or facility made available. In all cases where J.P. Morgan or J.P. Morgan Affiliates or Subcustodians enter into foreign exchange contracts or facilities with the Customer, J.P. Morgan will not be executing or otherwise placing any foreign exchange transaction as the Customer’s agent, and such transactions will be governed by the terms and conditions of such foreign exchange contracts or facilities (as the case may be). Such foreign exchange contracts and facilities shall not be deemed as part of the custodial, settlement or associated services under this Agreement. With respect to the Customer’s foreign exchange contracts or facilities with J.P. Morgan, J.P. Morgan will be acting as the Customer’s principal counterparty on such foreign exchange contracts or facilities (as the case may be).

2.17.	Notifications

If the Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement, other than notifications pursuant to Article 9, by posting it on the website.

2.18.	Sealed Envelopes

From time to time, at the Customer’s request, J.P. Morgan may agree to hold certain Sealed Envelopes in custody for the Customer. Notwithstanding anything in this Agreement to the contrary, J.P. Morgan’s sole responsibility with regards to Sealed Envelopes will be to hold them in J.P. Morgan’s or in a Subcustodian’s possession. J.P. Morgan shall not be responsible for verifying the content of any Sealed Envelope purported to contain assets or assessing the value, validity or transferability of any such assets (including the existence or value of any investments contained in any Sealed Envelope). With respect to Sealed Envelopes, neither J.P. Morgan nor its Subcustodians will be obligated to perform any service or action described in this Agreement, including, but not limited to, asset servicing, tax services, corporate actions, income or dividend collection, settlement services or class action litigation.

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2.19.	Compliance With Securities And Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”).

(a)	Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”)), including for the purposes of: (i) selecting Subcustodians to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Subcustodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, J.P. Morgan shall:

(i)	provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Subcustodians and of any material change in the arrangements with such Subcustodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Subcustodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Subcustodians);

(ii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)	in selecting a Subcustodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Subcustodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)	determine that the written contract with a Subcustodian requires that the Subcustodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

(v)	have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Subcustodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Subcustodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Subcustodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Subcustodians pursuant to a written contract deemed appropriate by J.P. Morgan.

(c)	J.P. Morgan shall use reasonable efforts for markets for which it is acting as Foreign Custody Manager to use as its Subcustodians entities that are Eligible Foreign Subcustodians. In cases where due to (i) Applicable Law in a market or (ii) market practice or market conditions it is not practicable to have the subcustody services performed by an Eligible Foreign Custodian, J.P. Morgan shall promptly advise the Customer of the circumstances, including any mitigants that may support a conclusion that the arrangement may nevertheless comply with rule 17f-5.

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(d)	Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(e)	J.P. Morgan represents to Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on J.P. Morgan to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(f)	J.P. Morgan shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

2.20.	Compliance with SEC Rule 17f-7 (“rule 17f-7”).

(a)	J.P. Morgan shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s foreign Financial Assets with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets at such Depository) and at which any foreign Financial Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at J.P. Morgan’s Website. In connection with the foregoing, (i) Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets held and hereby covenants that it will not issue any Instructions to J.P. Morgan to hold its foreign Financial Assets at such Eligible Securities Depositories, (ii) Customer hereby waives, and releases J.P. Morgan from, any liability that J.P Morgan may incur to Customer in connection with any Instructions delivered to J.P. Morgan in contravention of such notification and (iii) Customer shall be solely liable for any Instructions delivered to J.P. Morgan in contravention of such notification. J.P. Morgan shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.19(a) above.

(c)	Attached as Schedule 2 is a list of the Securities Depositories currently used through J.P. Morgan’s network, identifying which of those Securities Depositories are not Eligible Securities Depositories. In the exercise of diligence, J.P. Morgan shall determine the eligibility under rule 17f-7 of each Securities Depository included on Schedule 2 hereto and shall promptly advise Customer if any Securities Depository listed as an Eligible Securities Depository ceases to be eligible. (J.P. Morgan may amend Schedule 2 from time to time and shall advise the Customer of such change via electronic means).

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3.	INSTRUCTIONS

3.1.	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)	The Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions. The Customer will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction unless the Liabilities result from an act of negligence, fraud or willful misconduct on the part of the J.P. Morgan Indemnitees with respect to the manner in which such Instructions are followed.

(b)	To the extent possible, instructions to J.P. Morgan shall be sent via electronic instruction or trade information system acceptable to J.P. Morgan or via facsimile transmission. Where reasonably practicable, the Customer will use automated and electronic methods of sending instructions.

(c)	J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

3.2.	Verification and Security Procedures

(a)	J.P. Morgan and the Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

3.3.	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions that it reasonably believes are contrary to law, regulation or market practice. J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event that J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify the Customer where reasonably practicable.

3.4.	Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to the Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt on a reasonable efforts basis to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after the day on which the Instruction was received.

3.5.	Electronic Access

Access by the Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s website or otherwise shall be governed by this Agreement and the terms and conditions set forth in Annex A Electronic Access.

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4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1.	Fees and Expenses

The Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses related to the Financial Assets, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers or their agents. The Customer will pay J.P. Morgan for J.P. Morgan’s other reasonable out-of-pocket or incidental expenses, as may be agreed upon in writing, from time to time. Invoices will be payable within thirty (30) days of the date of the invoice. If the Customer disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Cash Account except such portion of the invoice that the Customer has objected to within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts. Unless expressly specified in this Agreement, fees and expenses hereunder excludes any price or cost that J.P. Morgan may charge as the Customer’s counterparty in the event J.P. Morgan enters into a principal transaction with the Customer.

4.2.	Overdrafts

If a debit to any currency in the Cash Account results or would result in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time, for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or refusal to settle any transaction for which the Customer does not have sufficient available funds in the applicable currency in the Account. The Customer shall be deemed to be in default with respect to any such advance upon the occurrence of any event of the type specified in section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time.

4.3.	J.P. Morgan’s Right Over Securities; Set-off

(a)	Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan and J.P. Morgan Affiliates shall have, and the Customer grants to J.P. Morgan and J.P. Morgan Affiliates, a first priority, perfected and continuing security interest in and a lien on all cash, Financial Assets and any other property of every kind that are credited to the Account or otherwise held for the Customer by J.P. Morgan (“Account Assets”) as security for any and all Secured Liabilities of the Customer to J.P. Morgan and/or any of J.P. Morgan Affiliates, and J.P. Morgan shall be entitled to withhold delivery of such Account Assets, and with one business days’ prior notice to the Customer and an opportunity for the Customer to satisfy such Secured Liabilities to J.P Morgan, sell or otherwise realize any of such Account Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Secured Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of the relevant currencies.

(b)	Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Secured Liabilities of the Customer owed to J.P. Morgan or any of J.P. Morgan Affiliates, any

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amount in any currency (i) standing to the credit of any of the Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any J.P. Morgan Affiliate and/or (ii) owed to the Customer by any J.P. Morgan branch or office or by any J.P. Morgan Affiliate.

5.	SUBCUSTODIANS AND SECURITIES DEPOSITORIES

5.1.	Appointment of Subcustodians; Use of Securities Depositories

(a)	J.P. Morgan is authorized under this Agreement to act through and hold the Customer’s Financial Assets with Subcustodians. J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, J.P. Morgan and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in any Securities Depository on such terms as such Securities Depository customarily operates, and the Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository. On the basis of such terms, a Securities Depository may have a security interest or lien over, or right of set-off in relation to the Financial Assets.

(b)	Any agreement that J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration, unless required otherwise by Applicable Law in the relevant market. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against the Customer’s assets. Where a Subcustodian deposits Financial Assets with a Securities Depository, J.P. Morgan will direct the Subcustodian to identify on its records that the Financial Assets deposited by the Subcustodian at such Securities Depository belong to J.P. Morgan, as agent of the Customer. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

(c)	J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer incurs a loss due to an act or omission, negligence, willful misconduct or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

5.2.	Liability for Subcustodians

(a)	Subject to Section 7.1(b), J.P. Morgan will be liable for direct losses incurred by the Customer that result from:

(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian Bank.

(b)	Subject to Section 5.1(a) and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect)

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incurred by the Customer that result from the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian Bank.

(c)	J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. Upon request by the Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.	ADDITIONAL PROVISIONS

6.1.	Representations of the Customer and J.P. Morgan

(a)	The Customer or Fund, as applicable, represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents (including from the Customer’s underlying clients, if applicable), to deposit and control the Financial Assets, Sealed Envelopes and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to incur overdraft, to grant a lien over Account Assets as contemplated by Section 4.3 and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Customer’s legal, valid and binding obligation, enforceable against the Customer in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) each Fund is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (v) the Financial Assets, Sealed Envelopes and cash deposited in the Accounts (other than those assets (A) pledged to a Counterparty pursuant to Section 2.1(c) or (B) held in Accounts established pursuant to certain account control agreements among the Customer, J.P. Morgan and secured party named therein, (A) and (B) collectively referred to as “Control Account Assets”) are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities of the Customer under or in connection with this Agreement are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets, Sealed Envelopes or cash (other than Control Account Assets); (vi) no delivery of Account Assets by the Customer to J.P. Morgan and no Instruction by the Customer with respect to such Account Assets will contravene Applicable Law; and (vii) none of the Financial Assets, Sealed Envelopes and cash to be held under this Agreement are “plan assets” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder except as otherwise expressly notified to J.P. Morgan.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and the Customer shall indemnify J.P. Morgan against all Liabilities arising directly or indirectly from any such certification given by Customer or a representative of Customer.

(b)	J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2.	The Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If the Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash or Financial Asset, J.P. Morgan nevertheless will treat the Customer as its principal for all purposes under this Agreement. In this regard, the Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account. The foregoing will not affect

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any rights J.P. Morgan might have against the Customer’s principal or the other person envisaged by Section 2.1(a).

6.3.	Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Financial Assets, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7.	WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER

7.1.	Standard of Care; Liability

(a)	J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)	J.P. Morgan will only be liable for the Customer’s direct losses and only to the extent they result from J.P. Morgan’s fraud, negligence, willful misconduct or material breach in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Under no circumstances will J.P. Morgan be liable for (i) any loss of profits (whether direct or indirect) or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance or non-performance under this Agreement, or J.P. Morgan’s role as custodian or banker.

(c)	The Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, provided that the J.P. Morgan Indemnitee has not acted with negligence or engaged in fraud or willful misconduct or material breach in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of the Customer’s Financial Assets. J.P. Morgan Indemnitee shall notify the Customer in writing promptly after determining that it will seek indemnity under this Section 7.1 for any litigation or proceeding brought against such J.P. Morgan Indemnitee. A J.P. Morgan Indemnitee shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without the Customer’s prior written consent, which consent will not be unreasonably withheld or delayed, where such entry of judgment or settlement involves will result in the Customer making a payment in excess of $50,000.

Nevertheless, the Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under this Section 7.1(c) with respect to any Liability for which J.P. Morgan is liable under Section 5.2(a) of this Agreement.

(d)	Except for any Liability owing to a third party (other than an Affiliate of J.P. Morgan or a Subcustodian for which J.P. Morgan is liable under Section 5.2 of this Agreement) asserting a claim against J.P. Morgan for which J.P. Morgan is entitled to be indemnified under this Agreement, under no circumstances will Customer be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits or business) of any form, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

(e)	The Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to:

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(i)	question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

(ii)	supervise or make recommendations with respect to investments or the retention of Financial Assets;

(iii)	advise the Customer or an Authorized Person regarding any default in the payment of principal or income on any Financial Asset other than as provided in Section 2.7(b) of this Agreement; and

(iv)	evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash. J.P. Morgan is not responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by J.P. Morgan in physical form that appears to be genuine and valid.

7.2.	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will provide Customer with a copy of a general summary of such business continuation and disaster recovery procedures upon request. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that the Customer may suffer or incur, caused by an act of God, fire, flood, epidemics, earthquakes or other disasters, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), nationalization, expropriation, legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to J.P. Morgan’s negligence in maintaining the equipment or software), currency re-denominations, currency restrictions, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain (or interruption of) external communications facilities, power failures or any other cause beyond the reasonable control of J.P. Morgan (including, without limitation, the non-availability of appropriate foreign exchange).

7.3.	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisors (which may be the professional advisors of the Customer) in relation to matters of Applicable Law or market practice and will not be liable to the Customer under this Agreement for any action taken or omitted pursuant to such advice; provided that J.P. Morgan has selected and retained such professional advisers using reasonable care and acts reasonably in reliance on the advice.

7.4.	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

The Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may have a material interest in transactions entered into by the Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or J.P. Morgan Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer. J.P. Morgan is not under any duty to disclose any such information.

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7.5.	Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to (a) hold Financial Assets or cash with any person not agreed to by J.P. Morgan or (b) register or record Financial Assets in the name of any person not agreed to by J.P. Morgan. Furthermore, J.P. Morgan will not be obliged to register or record on J.P. Morgan’s records Financial Assets held outside of J.P. Morgan’s control. If, however, the Customer makes any such request and J.P. Morgan agrees to the request, the consequences of doing so will be at the Customer’s own risk. J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6.	Ancillary Services

J.P. Morgan and its Subcustodians may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities. Although J.P. Morgan will use reasonable care (and cause its Subcustodians to use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

7.7.	Service Locations

J.P. Morgan maintains various operational/service centers and locations in the United States and other jurisdictions. The services provided under this Agreement may be provided from one or more such locations. J.P. Morgan may change the operational/service centers and locations as it deems necessary or appropriate for its business concerns.

8.	TAXATION

8.1.	Tax Obligations

(a)	The Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Customer’s Accounts. For the avoidance of doubt, J.P. Morgan hereby agrees that it may not deduct those taxes or levies applicable to one Fund from the Cash Account or Cash Accounts of another Fund.

(b)	The Customer will provide to J.P. Morgan (upon reasonable request) such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true, complete and correct in every respect. The Customer undertakes to notify J.P. Morgan as soon as reasonably practicable if any information requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, whether payable or paid, that result from

(i)	the inaccurate completion of documents by the Customer or any third party;

(ii)	the provision to J.P. Morgan or a third party of inaccurate or misleading information by the Customer or any third party;

(iii)	the withholding of material information by the Customer or any third party; or

(iv)	any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)	If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required by a revenue or governmental authority, tax shall be deducted

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from all income received in respect of the Financial Assets issued (including, but not limited to, withholding under United States Foreign Account Tax Compliance Act, United States non-resident alien tax and/or backup withholding tax, as applicable).

(d)	The Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax (including interest) due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2.	Tax Relief Services

(a)	Subject to the provisions of this Section 8.2, J.P. Morgan will provide a “relief at source” service to obtain a reduction of withholding tax and any refund of any tax paid or tax credits as may be available in the applicable market in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available to the Customer. To defray expenses pertaining to nominal tax claims, J.P. Morgan may, in its reasonable discretion decline to pursue tax claims of a de minimis value.

(b)	The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from the Customer (to the extent reasonably requested by J.P. Morgan) (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets in the Securities Account and/or the payment of income.

(c)	J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to the Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to the Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1.	Termination

(a)	The initial term of this Agreement shall be for a period of five (5) years following the date on which J.P. Morgan commenced providing services under the Agreement (the “Initial Term”). Following the Initial Term, the Customer may terminate this Agreement by giving not less than ninety (90) days’ prior written notice to J.P. Morgan. J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days’ prior written notice to the Customer.

(b)	Notwithstanding Section 9.1(a):

(i)	Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii)	Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management, being subject to an involuntary order for the transfer of all or part of its business by a statutory authority, having any of its issued shares suspended from trading on any exchange on which they are listed (if applicable) or being the subject of a similar measure;

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(iii)	J.P. Morgan may terminate this Agreement by giving not less than sixty (60) days’ prior written notice to the Customer in the event that J.P. Morgan reasonably determines that the Customer has ceased to satisfy J.P. Morgan’s customary credit requirements and/or reputational or regulatory concerns; and

(iv)	The Customer may terminate this Agreement immediately on written notice within sixty (60) days following an assignment of this Agreement (a) to any J.P. Morgan Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business, for which J.P. Morgan did not obtain Customer’s consent.

(v)	The Customer may terminate this Agreement at any time during the Initial Term by giving not less than ninety (90) days’ prior written notice to J.P. Morgan upon payment of a termination fee. During the first and second years of the Initial Term, the termination fee will be an amount equal to the lesser of (i) $2 million and (ii) six (6) times the average monthly fees paid during the six (6) month period prior to the Customer’s notice of termination, or since the date on which J.P. Morgan commenced providing services under this Agreement if such period is less than six (6) months. During the third year of the Initial Term, the termination fee will be an amount equal to the lesser of (i) $1.25 million and (ii) four (4) times the average monthly fees paid during the four (4) month period prior to the Customer’s notice of termination. During the fourth and fifth year of the Initial Term, the termination fee will be zero.

9.2.	Exit Procedure

The Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If the Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk. J.P. Morgan will in any event be entitled to deduct any amounts owing to it from the Cash Account prior to delivery of the Financial Assets and cash. In the event that insufficient funds are available in the Cash Account, the Customer agrees that J.P. Morgan may, in such manner and, at such time or times as J.P. Morgan in its sole discretion sees fit, liquidate any Financial Assets that J.P. Morgan in its sole discretion may select, in the Securities Account in order to deduct such amount from the proceeds (and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). The Customer will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.3.	Inactive Securities Accounts

J.P. Morgan reserves the right to charge a reasonable account maintenance fee for any inactive Securities Account in respect of which J.P. Morgan has not received any Instructions for at least one (1) year. The Customer shall be notified by J.P. Morgan of such fee at its address last known to J.P. Morgan, and J.P. Morgan may automatically deduct such fee from the Cash Account. In the event that insufficient funds are available in the Cash Account, the Customer agrees that J.P. Morgan may, in its sole discretion, liquidate any Financial Assets from the Securities Account in such manner and at such time or times as J.P. Morgan deems appropriate in order to deduct the amount of the maintenance fee from the proceeds.

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10.	MISCELLANEOUS

10.1.	Notifications

Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, nationally recognized delivery services, courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless at least two (2) days’ prior notice of a new address is given to the other party in writing.

10.2.	Successors and Assigns

This Agreement will be binding on each of the parties’ hereto and their respective successors and assigns. The parties agree that neither party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except that J.P. Morgan may assign this Agreement without the Customer’s consent (a) to any J.P. Morgan Affiliate of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business.

10.3.	Entire Agreement and Amendments

This Agreement, including any Schedules, Exhibits, Annexes and Riders (and any separate agreement which J.P. Morgan and the Customer may enter into with respect to any Cash Account), sets out the entire agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. To the extent inconsistent with this Agreement, J.P. Morgan’s electronic access terms and conditions shall not apply to matters arising under this Agreement. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.4.	Information Concerning Deposits at J.P. Morgan’s Non-U.S. Branch

Under U.S. federal law, deposit accounts that the Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

To the extent any amount standing to the credit of the Cash Account is deposited in one or more deposit accounts at J.P. Morgan London Branch, please note that J.P. Morgan London Branch is a participant in the UK Financial Services Compensation Scheme (the “FSCS”). The terms of the FSCS offer protection in connection with deposits to certain types of claimants to whom J.P. Morgan London Branch provides services in the event that they suffer a financial loss as a direct consequence of J.P. Morgan London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, the Customer may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS, as at the date of this Agreement, in relation to eligible deposits is £75,000. For the purposes of establishing such maximum compensation, all the Customer’s eligible deposits at J.P. Morgan London Branch are aggregated and the total is subject to such maximum compensation.

For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk.

Further information is also available online at www.jpmorgan.com/pages/deposit-guarantee-scheme-directive.

10.5.	Insurance

The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to the Customer upon written request.

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10.6.	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Securities positions of the Customer in response to shareholder communications requests regarding the Account.

10.7.	U.S. Regulatory Disclosure

(a)	Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Customer’s identity, including, without limitation, the Customer’s name, address and organizational documents (“identifying information”). The Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by J.P. Morgan.

(b)	The Customer hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any J.P. Morgan Affiliate reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Customer shall cooperate with J.P. Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Customer agrees that (i) J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Customer’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to J.P. Morgan’s discretion. Furthermore, J.P. Morgan shall not be obliged to hold any “penny stock” (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset. For the purposes of this section, “Beneficial Owner” means any person, other than the Customer, who has a direct or indirect beneficial ownership interest in any assets held in any of the Account.

10.8.	Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the United States or the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Customer or J.P. Morgan may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Customer or J.P. Morgan (as applicable) shall not claim, and it hereby irrevocably waives, such immunity.

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10.9.	Severability; Waiver; and Survival

(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Agreement shall survive its termination.

10.10.	Confidentiality

(a)	Subject to Section 10.10(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of the Customer, provided that prior to disclosing any such Confidential Information pursuant to Applicable Law or as required by any such regulator in connection with a request for information specific to Customer, J.P. Morgan shall provide Customer with written notice within a reasonable time prior to disclosing Confidential Information to the extent practicable and legally permissible in order to permit Customer to seek a protective order prohibiting the disclosure of such Confidential Information.

(b)	The Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i)	any Subcustodian subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its branches and J.P. Morgan Affiliates; and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax claim.

Except where J.P. Morgan is instructed to provide Confidential Information to a party designated by the Customer, J.P. Morgan agrees that any person to whom it discloses any Confidential Information pursuant to clauses (i), (ii), or (iii) above has agreed to keep such Confidential Information confidential or has an internal policy to keep confidential client information confidential.

(c)	Except as (i) otherwise required by Applicable Law, (ii) required for disclosure in the Customer’s Registration Statement, or (iii) needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Agreement in confidence.

10.11.	Use of J.P. Morgan’s Name

The Customer agrees not to use (or permit the use of) J.P. Morgan’s name in any document, publication or publicity material relating to the Customer, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of J.P. Morgan (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as custodian to the Customer.

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10.12.	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13.	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.14.	Cyber-security

J.P. Morgan will implement and maintain an information security program to safeguard customer information, and will provide Customer with a written summary of such program upon request.

10.15.	Obligations of Each Customer Several; Funds as Customers

(a) Although each Customer and J.P. Morgan are entering into this agreement for convenience, each Customer and J.P. Morgan intend that this Agreement constitute a separate agreement between each Customer and J.P. Morgan such that each reference to Customer shall be read solely as a reference to a single entity.

(b) J.P. Morgan acknowledges and agrees that the obligations assumed by the Customer hereunder shall be limited in all cases to the assets of the Customer and that J.P. Morgan may not seek satisfaction of any such obligation from the officers, agents, employees, trustees, directors or shareholders of the Customer or of any other Customer hereto, and to the extent such trustees or officers are regarded as entering into this Agreement, they do so only as trustees or officers and not individually and that the obligations of this Agreement are not binding upon any such trustee, officer, employee or shareholder individually, but are binding only upon the assets and property of such Customer. J.P. Morgan hereby agrees that such trustees, officers, employees or shareholders shall not be personally liable under this Agreement and that J.P. Morgan shall look solely to the property of the Customer for the performance of the Agreement or payment of any claim under the Agreement.

(c) This Agreement is an agreement entered into between J.P. Morgan and, with respect to each Customer that is also a Fund, each Fund, severally. With respect to any obligation of the Customer on behalf of any Fund arising out of this Agreement, J.P. Morgan shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates with the same effect as if J.P. Morgan had separately contracted with the Customer by separate written instrument with respect to each Fund.

10.16.	Additional Customers

(a) Any additional entity (each an “Additional Customer”) may be added to this Agreement as a Customer upon execution of this Agreement by J.P. Morgan and such Additional Customer. Any such joinder shall not require the prior written approval of, or the execution of any amendment to this Agreement by, any other Customer.

(b) Following the execution of this Agreement by J.P. Morgan and Additional Customer (i) each Additional Customer shall automatically be and become a party to this Agreement as a “Customer” hereunder with the same force and effect as if originally named herein as a Customer; (ii) without limiting the generality of the foregoing, each Additional Customer shall expressly assume all obligations and liability of a Customer under this Agreement; and (iii) Exhibit A to this Agreement shall be automatically amended and restated to include each Additional Customer.

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FIRST EAGLE FUNDS, on behalf of the separate portfolios listed on Exhibit A	FIRST EAGLE VARIABLE FUNDS, on behalf of the separate portfolios listed on Exhibit A

By: Name: Title: Date:	By: Name: Title: Date:

FIRST EAGLE GLOBAL CAYMAN FUND, LTD.	FIRST EAGLE OVERSEAS CAYMAN FUND, LTD.

By: Name: Title: Date:	By: Name: Title: Date:

FIRST EAGLE US VALUE CAYMAN FUND, LTD.	FIRST EAGLE GOLD CAYMANS FUND, LTD.

By: Name: Title: Date:	By: Name: Title: Date:

FINANCIERE ROUGE LLC By First Eagle Funds, its sole member	FINANCIERE BLEUE LLC By First Eagle Funds, its sole member
By: Name: Title: Date:	By: Name: Title: Date:

JPMORGAN CHASE BANK, N.A.
By: Name: Title: Date:

Global Custody Agreement - New York - General - DOCUMENT ID: [D2817270] - May 2016

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FIRST EAGLE FUNDS, on behalf of the separate portfolios listed on Exhibit A		FIRST EAGLE VARIABLE FUNDS, on behalf of the separate portfolios listed on Exhibit A

By:		By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	CFO First Eagle Funds	Title:	CFO First Eagle Funds

FIRST EAGLE GLOBAL CAYMAN FUND, LTD.		FIRST EAGLE OVERSEAS CAYMAN FUND, LTD.

By:		By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	CFO First Eagle Funds	Title:	CFO First Eagle Funds

FIRST EAGLE US VALUE CAYMAN FUND, LTD.		FIRST EAGLE GOLD CAYMAN FUND, LTD.

By:		By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	CFO First Eagle Funds	Title:	CFO First Eagle Funds

FIRST EAGLE CREDIT OPPORTUNITIES FUND

By:
Name:	David O’Connor
Title:	General Counsel

JPMORGAN CHASE BANK, N.A.

By:
		Name:	Carl Mehldau
		Title:	Vice President
		Date:	August, 25, 2020

3

AS WITNESS the hand of the duly authorized officers of the parties hereto

FIRST EAGLE SMALL CAP OPPORTUNITY FUND

By:
Name:	Joseph Malone
Title:	CFO First Eagle Funds
Date:	4/21/21

JPMORGAN CHASE BANK, N.A.

By:
Name:	Carl Mehldau
Title:	Vice President
Date	April 21, 2021

with respect to the addition of the above Additional Customer pursuant to Section 10.16(a) hereof.

AS WITNESS the hand of the duly authorized officers of the parties hereto

FIRST EAGLE GLOBAL REAL ASSETS FUND		FIRST EAGLE GLOBAL REAL ASSETS CAYMAN FUND, LTD.

By:		By:
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP
Date:	11/30/21	Date:	11/30/21

JPMORGAN CHASE BANK, N.A.

By:
Name:	Carl Mehldau
Title:	Vice President
Date:	12/7/2021

with respect to the addition of the above Additional Customer pursuant to Section 10.16(a) hereof.

AS WITNESS the hand of the duly authorized officers of the parties hereto

FIRST EAGLE GLOBAL OPPORTUNITIES FUND		FIRST EAGLE U.S. SMID CAP OPPORTUNITY FUND

By:		By:
Name:	David O’Connor	Name:	Joseph Malone
Title:	Trustee	Title:	Chief Financial Officer
Date:	June 28, 2022	Date:	June 28, 2022

FIRST EAGLE GLOBAL OPPORTUNITIES FUND, LTD.

By:
Name:	Joseph Malone
Title:	Chief Financial Officer
Date:	June 28, 2022

JPMORGAN CHASE BANK, N.A.

By:
Name:	Carl Mehldau
Title:	Vice President
Date:	June 28, 2022

with respect to the addition of the above Additional Customer pursuant to Section 10.16(a) hereof.

AS WITNESS the hand of the duly authorized officers of the parties hereto

FIRST EAGLE REAL ESTATE LENDING FUND		FIRST EAGLE FUNDS (ON BEHALF OF FIRST EAGLE SHORT DURATION HIGH YIELD MUNICIPAL FUND)

By:		By:
Name:	David P. O’Connor	Name:	Michael Luzzatto
Title:	Trustee	Title:	Vice President
Date:		Date:

JPMORGAN CHASE BANK, N.A.

By:
Name:	Carl Mehldau
Title:	Executive Director
Date:	April 18, 2024

with respect to the addition of the above Additional Customer pursuant to Section 10.16(a) hereof.

AS WITNESS the hand of the duly authorized officers of the parties hereto

FIRST EAGLE GLOBAL INCOME BUILDER CAYMAN FUND, LTD.

By:
Name:	Brandon Webster
Title:	CFO of First Eagle Mutual Funds
Date:	9/4/2024

JPMORGAN CHASE BANK, N.A.

By:
Name:	Carl Mehldau
Title:	Executive Director
Date:	September 5, 2024

with respect to the addition of the above Additional Customer pursuant to Section 10.16(a) hereof.

AS WITNESS the hand of the duly authorized officers of the parties hereto

FIRST EAGLE REAL ESTATE DEBT CAYMAN FUND, LTD.

By:
Name:	Brandon Webster
Title:	Chief Financial Officer
Date:	4/3/2025

FIRST EAGLE TACTICAL MUNICIPAL OPPORTUNITIES FUND

By:
Name:	Brandon Webster
Title:	Chief Financial Officer
Date:	4/3/2025

FIRST EAGLE CORE PLUS MUNICIPAL FUND

By:
Name:	Brandon Webster
Title:	Chief Financial Officer
Date:	4/3/2025

JPMORGAN CHASE BANK, N.A.

By:
Name:	Nicole Olech
Title:	Vice President
Date:	4/6/2025

with respect to the addition of the above Additional Customer pursuant to Section 10.16(a) hereof.

AS WITNESS the hand of the duly authorized officers of the parties hereto

FIRST EAGLE OVERSEAS VARIABLE DELAWARE FUND, LLC

By:
Name:	Brandon Webster
Title:	Chief Financial Officer
Date:	6/3/2025

FIRST EAGLE HIGH YIELD MUNICIPAL COMPLETION FUND

By:
Name:	Brandon Webster
Title:	Chief Financial Officer
Date:	6/3/2025

FIRST EAGLE REAL ESTATE DEBT SECURITY TRS, LLC

By:
Name:	Brandon Webster
Title:	Chief Financial Officer
Date:	6/3/2025

JPMORGAN CHASE BANK, N.A.

By:
Name:	Carl Mehldau
Title:	Executive Director
Date:	June 4, 2025

with respect to the addition of the above Additional Customer pursuant to Section 10.16(a) hereof.

EXHIBIT A
LIST OF ENTITIES
(as of June 3, 2025)

First Eagle Funds:

First Eagle Global Fund

First Eagle Overseas Fund

First Eagle U.S. Value Fund

First Eagle Gold Fund

First Eagle Global Income Builder Fund

First Eagle High Yield Municipal Fund

First Eagle Rising Dividend Fund

First Eagle Small Cap Opportunity Fund

First Eagle Global Real Assets Fund

First Eagle U.S. Smid Cap Opportunity Fund

First Eagle Short Duration High Yield Municipal Fund

First Eagle Core Plus Municipal Fund

First Eagle Global Cayman Fund, Ltd.

First Eagle Overseas Cayman Fund, Ltd.

First Eagle US Value Cayman Fund, Ltd.

First Eagle Gold Cayman Fund Ltd.

First Eagle Global Real Assets Cayman Fund, Ltd.

First Eagle Global Income Builder Cayman Fund, Ltd.

First Eagle Variable Funds:

First Eagle Overseas Variable Fund

First Eagle Overseas Variable Delaware Fund, LLC

First Eagle Completion Fund Trust

First Eagle High Yield Municipal Completion Fund

Below are closed end funds with their own separate trusts:

First Eagle Credit Opportunities Fund

First Eagle Real Estate Debt Fund

First Eagle Real Estate Debt Cayman Fund, Ltd.

First Eagle Real Estate Debt Security TRS, LLC

First Eagle Tactical Municipal Opportunities Fund

First Eagle Global Opportunities Fund

First Eagle Global Opportunities Fund, Ltd.

List of Subcustodians and Markets Used by J.P. Morgan

Global Custody Agreement - New York - General - DOCUMENT ID: [D2817270] - May 2016

Print Date : 19-Apr-21

Agent and Cash Network
(Custody & Fund Services)

Market	Subcustodian	Cash Correspondent Bank
Argentina	HSBC Bank Argentina S.A. Bouchard 557, 18th Floor Buenos Aires C1106ABJ Argentina	HSBC Bank Argentina S.A. Buenos Aires
Australia	JPMorgan Chase Bank N.A. J.P. Morgan affiliate Level 18, 85 Castlereagh Street Sydney NSW 2000 Australia	Australia and New Zealand Banking Group Ltd. Melbourne JPMorgan Chase Bank N.A., Sydney Branch (for clients utilizing J.P. Morgan’s domestic AUD solution) J.P. Morgan affiliate Sydney
Austria	UniCredit Bank Austria AG Julius Tandler Platz - 3, Vienna A-1090 Austria	J.P. Morgan AG J.P. Morgan affiliate Frankfurt
Bahrain	HSBC Bank Middle East Limited Road No 2832 Al Seef 428 Bahrain	HSBC Bank Middle East Limited Al Seef
Bangladesh	Standard Chartered Bank Portlink Tower, Level-6, 67 Gulshan Avenue, Gulshan Dhaka 1212 Bangladesh	Standard Chartered Bank Dhaka
Belgium

BNP Paribas Securities Services SCA (for clients contracting with J.P. Morgan (Suisse) SA and for all Belgian Bonds settling in the National Bank of Belgium (NBB))
3, Rue d’Antin

Paris 75002
France

J.P. Morgan Bank Luxembourg S.A. (for clients contracting with JPMorgan Chase Bank, N.A.) J.P. Morgan affiliate

European Bank & Business Centre, 6, route de Treves

J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 1 of 12

Market	Subcustodian	Cash Correspondent Bank

Senningerberg L-2633
Luxembourg

J.P. Morgan Luxembourg S.A. (for clients contracting with this entity) J.P. Morgan affiliate
European Bank & Business Centre, 6, route de Treves
Senningerberg L-2633
Luxembourg

J.P. Morgan Bank (Ireland) PLC (for clients contracting with this entity) J.P. Morgan affiliate
200 Capital Dock, 79 Sir John Rogerson’s Quay
Dublin D02 RK57
Ireland

Bermuda	HSBC Bank Bermuda Limited 37 Front Street Hamilton HM 11 Bermuda	HSBC Bank Bermuda Limited Hamilton
Botswana	Standard Chartered Bank Botswana Limited 5th Floor, Standard House, P.O. Box 496, Queens Road, The Mall Gaborone Botswana	Standard Chartered Bank Botswana Limited Gaborone
Brazil	J.P. Morgan S.A. DTVM J.P. Morgan affiliate Av. Brigadeiro Faria Lima, 3729, Floor 06 Sao Paulo SP 04538 905 Brazil	J.P. Morgan S.A. DTVM J.P. Morgan affiliate Sao Paulo
Bulgaria	Citibank Europe plc Serdika Offices, 10th Floor, 48 Sitnyakovo Blvd Sofia 1505 Bulgaria	ING Bank N.V. Sofia
Canada

CIBC Mellon Trust Company (Note: Clients please refer to your issued settlement instructions)
1 York Street, Suite 900
Toronto Ontario M5J 0B6
Canada

Royal Bank of Canada (Note: Clients please refer to your issued settlement instructions)
155 Wellington Street West
Toronto M5V 3L3
Canada

Canadian Imperial Bank of Commerce (For clients utilizing J.P. Morgan’s domestic CAD solution) Toronto Royal Bank of Canada Toronto
Chile	Banco Santander Chile Bandera 140 Santiago Chile	Banco Santander Chile Santiago
China A-Share Please refer to your Client Relationship Team for additional subcustodial options	JPMorgan Chase Bank (China) Company Limited (Note: For CIBM Direct Only) J.P. Morgan affiliate
41st floor, Park Place, No. 1601, West Nanjing Road, Jingan District
Shanghai null
	The People’s Republic of China	JPMorgan Chase Bank (China) Company Limited (Note: For CIBM Direct Only) J.P. Morgan affiliate Shanghai HSBC Bank (China) Company Limited (Note: Clients please refer to your issued settlement

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 2 of 12

Market	Subcustodian	Cash Correspondent Bank
HSBC Bank (China) Company Limited (Note: Clients please refer to your issued settlement instructions)
33/F, HSBC Building, Shanghai IFC, 8 Century Avenue, Pudong
Shanghai 200120
	The People’s Republic of China	instructions) Shanghai
China B-Share	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai IFC, 8 Century Avenue, Pudong Shanghai 200120 The People’s Republic of China	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate Hong Kong JPMorgan Chase Bank, N.A., New York J.P. Morgan affiliate
China Connect	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate 18th Floor Tower 2, The Quayside, 77 Hoi Bun Road, Kwun Tong Hong Kong null	JPMorgan Chase Bank, N.A., Hong Kong J.P. Morgan affiliate
Colombia	Cititrust Colombia S.A. Carrera 9 A #99-02, 3rd Floor Bogota Colombia	Cititrust Colombia S.A. Bogota
Costa Rica	Banco BCT S.A. 150 Metros Norte de la Catedral Metropolitana, Edificio BCT San Jose Costa Rica	Banco BCT S.A. San Jose
Croatia	Privredna banka Zagreb d.d. Radnicka cesta 50 Zagreb 10000 Croatia	Zagrebacka banka d.d. Zagreb
Cyprus	HSBC Continental Europe, Greece 109-111, Messogion Ave. Athens 11526 Greece	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Czech Republic	UniCredit Bank Czech Republic and Slovakia, a.s. BB Centrum - FILADELFIE, Zeletavska 1525-1, Prague 1 Prague 140 92 Czech Republic	Ceskoslovenská obchodní banka a.s. Prague
Denmark	Nordea Bank Abp Christiansbro, Strandgade 3, P.O. Box 850 Copenhagen DK-0900 Denmark	Nordea Bank Abp Copenhagen
Egypt	Citibank N.A., Egypt Boomerang Building, Plot 46, Zone J, 1st district, 5th Settlement, New Cairo 11511 Egypt	Citibank N.A., Egypt New Cairo
Estonia	Access to the market via Clearstream Banking S.A., Luxembourg in its capacity as International Central Securities Depository	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Finland	Nordea Bank Abp	J.P. Morgan AG J.P. Morgan affiliate

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 3 of 12

Market	Subcustodian	Cash Correspondent Bank
	Satamaradankatu 5 Helsinki FIN-00020 Nordea Finland	Frankfurt am Main
France

BNP Paribas Securities Services SCA (for clients contracting with J.P. Morgan (Suisse) SA and for Physical Securities and Ordre de Mouvement (ODMs) held by clients)
3, Rue d’Antin
Paris 75002
France

J.P. Morgan Bank Luxembourg S.A. (for clients contracting with this entity) J.P. Morgan affiliate
European Bank & Business Centre, 6, route de Treves
Senningerberg L-2633
Luxembourg

J.P. Morgan Bank Luxembourg S.A. (for clients contracting with JPMorgan Chase Bank, N.A.)  J.P. Morgan affiliate
European Bank & Business Centre, 6, route de Treves
Senningerberg L-2633
Luxembourg

J.P. Morgan Bank (Ireland) PLC (for clients contracting with this entity) J.P. Morgan affiliate
200 Capital Dock, 79 Sir John Rogerson’s Quay
Dublin D02 RK57
Ireland

J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Germany

J.P. Morgan AG (for domestic German custody
clients only) J.P. Morgan affiliate
Taunustor 1 (TaunusTurm)
Frankfurt am Main 60310
Germany

Deutsche Bank AG
Alfred-Herrhausen-Allee 16-24
Eschborn D-65760
Germany

J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Ghana	Standard Chartered Bank Ghana PLC Accra High Street, P.O. Box 768 Accra null Ghana	Standard Chartered Bank Ghana PLC Accra
Greece	HSBC Continental Europe, Greece 109-111, Messogion Ave. Athens 11526 Greece	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Hong Kong	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate 18th Floor Tower 2, The Quayside, 77 Hoi Bun Road, Kwun Tong Hong Kong	JPMorgan Chase Bank, N.A., Hong Kong J.P. Morgan affiliate
Hungary	Deutsche Bank AG Hold utca 27 Budapest H-1054	UniCredit Bank Hungary Zrt.

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 4 of 12

Market	Subcustodian	Cash Correspondent Bank
Hungary
Iceland	Islandsbanki hf. Kirkjusandur 2 Reykjavik IS-155 Iceland	Islandsbanki hf. Reykjavik
India	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate 6th Floor, Paradigm B Wing, Mindspace, Malad (West) Mumbai 400 064 India	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate Mumbai
Indonesia	PT Bank HSBC Indonesia WTC 3 Building - 8th floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta 12920 Indonesia	PT Bank HSBC Indonesia Jakarta
Ireland	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate 383 Madison Avenue New York 10017 United States	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Israel	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street Tel Aviv 65136 Israel	Bank Leumi le-Israel B.M. Tel Aviv
Italy

J.P. Morgan Bank (Ireland) PLC (for clients contracting with this entity. Clients contracting with J.P. Morgan Bank Luxembourg S.A. please refer to your issued settlement instructions) J.P. Morgan affiliate
200 Capital Dock, 79 Sir John Rogerson’s Quay
Dublin D02 RK57
Ireland

BNP Paribas Securities Services SCA (for clients contracting with J.P. Morgan Chase Bank, N.A. and J.P. Morgan (Suisse) SA. Clients contracting with J.P. Morgan Bank Luxembourg S.A. please refer to your issued settlement instructions)
Piazza Lina Bo Bardi 3
Milan 20124
Italy

J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Japan

Mizuho Bank Ltd. (Note: Clients please refer to your issued settlement instructions)
2-15-1, Konan, Minato-ku
Tokyo 108-6009
Japan

MUFG Bank, Ltd. (Note: Clients please refer to your issued settlement instructions)
1-3-2 Nihombashi Hongoku-cho, Chuo-ku
Tokyo 103-0021
Japan

JPMorgan Chase Bank, N.A. J.P. Morgan affiliate Tokyo
Jordan	Standard Chartered Bank Shmeissani Branch, Al-Thaqafa Street, Building #2 P.O. Box 926190 Amman	Standard Chartered Bank Amman

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 5 of 12

Market	Subcustodian	Cash Correspondent Bank
Jordan
Kazakhstan	Citibank Kazakhstan JSC Park Palace, Building A, Floor 2, 41 Kazybek Bi Almaty 050010 Kazakhstan	Subsidiary Bank Sberbank of Russia Joint Stock Company Almaty
Kenya	Standard Chartered Bank Kenya Limited Chiromo, 48 Westlands Road Nairobi 00100 Kenya	Standard Chartered Bank Kenya Limited Nairobi
Kuwait	HSBC Bank Middle East Limited Al Hamra Tower, Abdulaziz Al Sager Street Sharq Area Kuwait City Kuwait	HSBC Bank Middle East Limited Kuwait City
Latvia	Access to the market via Clearstream Banking S.A., Luxembourg in its capacity as International Central Securities Depository	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Lithuania	Access to the market via Clearstream Banking S.A., Luxembourg in its capacity as International Central Securities Depository	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Luxembourg	BNP Paribas Securities Services SCA, Luxembourg Branch 60 Avenue John F. Kennedy Luxembourg L-1855 Luxembourg	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Malawi Clients may be required to upgrade certain clauses in their existing agreement prior to entry	Standard Bank PLC Kaomba Centre, Cnr Glyn Jones Road & Victoria Avenue, P.O. Box 1111 Blantyre Malawi	Standard Bank PLC Blantyre
Malaysia	HSBC Bank Malaysia Berhad 2 Leboh Ampang, 12th Floor, South Tower Kuala Lumpur 50100 Malaysia	HSBC Bank Malaysia Berhad Kuala Lumpur
Mauritius	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene Mauritius	The Hongkong and Shanghai Banking Corporation Limited Ebene
Mexico	Banco Nacional de Mexico S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe Mexico, D.F. 1210 Mexico	Banco Santander (Mexico) S.A. Ciudad de México, C.P.
Morocco	Société Générale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 Morocco	Attijariwafa Bank S.A. Casablanca
Namibia	Standard Bank Namibia Limited Erf 137, Standard Bank Centre, Chasie Street, Hill Top, Kleine Kuppe Windhoek	The Standard Bank of South Africa Limited Johannesburg

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 6 of 12

Market	Subcustodian	Cash Correspondent Bank
Namibia
Netherlands

J.P. Morgan Bank Luxembourg S.A. (for clients contracting with this entity)
European Bank & Business Centre, 6, route de
Treves
Senningerberg L-2633
Luxembourg

J.P. Morgan Bank Luxembourg S.A. (for clients contracting with JPMorgan Chase Bank, N.A.)  J.P. Morgan affiliate
European Bank & Business Centre, 6, route de
Treves
Senningerberg L-2633
Luxembourg

BNP Paribas Securities Services SCA (for clients contracting with J.P. Morgan (Suisse) SA)
3, Rue d’Antin

Paris 75002
France

J.P. Morgan Bank (Ireland) PLC (for clients contracting with this entity) J.P. Morgan affiliate
200 Capital Dock, 79 Sir John Rogerson’s Quay
Dublin D02 RK57
Ireland

J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
New Zealand	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate Level 13, 2 Hunter Street Wellington 6011 New Zealand	JPMorgan Chase Bank, N.A. New Zealand Branch (for clients utilizing J.P. Morgan’s domestic NZD solution) J.P. Morgan affiliate Wellington ANZ Bank New Zealand Limited Wellington
Nigeria	Stanbic IBTC Bank Plc Plot 1712, Idejo Street Victoria Island Lagos Nigeria	Stanbic IBTC Bank Plc Lagos
Norway	Nordea Bank Abp Essendropsgate 7, P.O. Box 1166 Oslo NO-0107 Norway	Nordea Bank Abp Oslo
Oman	HSBC Bank Oman S.A.O.G. 2nd Floor Al Khuwair P.O. Box 1727 Seeb PC 111 Oman	HSBC Bank Oman S.A.O.G. Seeb
Pakistan	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896, Ismail Ibrahim Chundrigar Road Karachi 74000 Pakistan	Standard Chartered Bank (Pakistan) Limited Karachi
Panama	Citibank N.A. Panama Branch Punta Pacifica,	Citibank N.A. Panama Branch Panama

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 7 of 12

Market	Subcustodian	Cash Correspondent Bank
Calle Punta Darien, Torre De Las Americas, Torre B, Piso 14 Panama Panama
Peru	Citibank del Perú S.A. Canaval y Moreryra 480 Piso 3, San Isidro San Isidro, L-27 L-27 Lima, Peru	Banco de Crédito del Perú Lima 012
Philippines	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre, 3058 Fifth Avenue West, Bonifacio Global City Taguig City 1634 Philippines	The Hongkong and Shanghai Banking Corporation Limited Taguig City
Poland	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 Warsaw 00-923 Poland	mBank S.A. Warsaw
Portugal	BNP Paribas Securities Services SCA 3, Rue d’Antin Paris 75002 France	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Qatar	HSBC Bank Middle East Limited Building 150, Airport Road Doha Qatar	The Commercial Bank (P.Q.S.C.) Doha
Romania	Citibank Europe plc 145 Calea Victoriei, 1st District Bucharest 10072 Hungary	ING Bank N.V. Bucharest
Russia	Commercial Bank “J.P. Morgan Bank International” (Limited Liability Company) J.P. Morgan affiliate 10, Butyrsky Val, White Square Business Centre, Floor 12 Moscow 125047 Russia	Sberbank of Russia Moscow JPMorgan Chase Bank, N.A. J.P. Morgan affiliate New York
Saudi Arabia	J.P. Morgan Saudi Arabia Company J.P. Morgan affiliate Al Faisaliah Tower, Level 8, P.O. Box 51907 Riyadh 11553 Saudi Arabia	JPMorgan Chase Bank, N.A. - Riyadh Branch J.P. Morgan affiliate Riyadh
Serbia	Unicredit Bank Srbija a.d. Rajiceva 27-29 Belgrade 11000 Serbia	Unicredit Bank Srbija a.d. Belgrade
Singapore	DBS Bank Ltd 10 Toh Guan Road, DBS Asia Gateway, Level 04-11 (4B) Singapore 608838 Singapore	Oversea-Chinese Banking Corporation Singapore
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s. Sancova 1/A Bratislava SK-813 33	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 8 of 12

Market	Subcustodian	Cash Correspondent Bank
Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d. Smartinska 140 Ljubljana SI-1000 Slovenia	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
South Africa	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 South Africa	The Standard Bank of South Africa Limited Johannesburg
South Korea

Kookmin Bank Co. Ltd. (Note: Clients please refer to your issued settlement instructions)
84, Namdaemun-ro, Jung-gu
Seoul 100-845
South Korea

Standard Chartered Bank Korea Limited (Note: Clients please refer to your issued settlement instructions)
47 Jongro, Jongro-Gu
Seoul 3160
South Korea

Kookmin Bank Co. Ltd. (Note: Clients please refer to your issued settlement instructions)
Seoul

Standard Chartered Bank Korea Limited (Note: Clients please refer to your issued settlement instructions)
Seoul

Spain	CACEIS Bank Spain, S.A.U. Parque Empresarial La Finca, Paseo Club Deportivo 1, Edificio 4, Planta 2, Pozuelo de Alarcón Madrid 28223 Spain	J.P. Morgan AG J.P. Morgan affiliate Frankfurt am Main
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited Colombo
Sweden	Nordea Bank Abp Hamngatan 10 Stockholm SE-105 71 Sweden	Svenska Handelsbanken Stockholm
Switzerland	UBS Switzerland AG 45 Bahnhofstrasse Zurich 8021 Switzerland	UBS Switzerland AG Zurich
Taiwan	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate 8th Floor, Cathay Xin Yi Trading Building, No. 108, Section 5, Xin Yi Road Taipei 11047 Taiwan	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate Taipei
Tanzania Clients may be required to upgrade certain clauses in their existing agreement prior to entry	Stanbic Bank Tanzania Limited Stanbic Centre, Corner Kinondoni and A.H. Mwinyi Roads, P.O. Box 72648 Dar es Salaam Tanzania	Stanbic Bank Tanzania Limited Dar es Salaam
Thailand	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B, Sathorn Nakorn Tower, 90 North Sathorn Road Bangrak, Silom, Bangrak Bangkok 10500	Standard Chartered Bank (Thai) Public Company Limited Bangkok

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 9 of 12

Market	Subcustodian	Cash Correspondent Bank
Thailand
Tunisia	Union Internationale de Banques Societe Generale SA 10, Rue d’Egypte, Tunis Belvedere Tunis 1002 Tunisia	Banque Internationale Arabe de Tunisie S.A. Tunis
Turkey	Citibank A.S. Tekfen Tower, Eski Buyukdere Cad No:209 K:2, Levent Istanbul 34394 Turkey	JPMorgan Chase Bank, N.A. Istanbul Branch J.P. Morgan affiliate Istanbul
Uganda	Standard Chartered Bank Uganda Limited 5 Speke Road, PO Box 7111 Kampala Uganda	Standard Chartered Bank Uganda Limited Kampala
Ukraine Restricted service only. Please contact your Relationship Manager for further information	Joint Stock Company “Citibank” 16-G Dilova Street Kiev 03150 Ukraine	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate New York Joint Stock Company “Citibank” Kiev
United Arab Emirates	HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5, P.O. Box 502601 Dubai United Arab Emirates	First Abu Dhabi Bank P.J.S.C Dubai
United Kingdom	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate 383 Madison Avenue New York 10017 United States Deutsche Bank AG Depository and Clearing Centre 10 Bishops Square London E1 6EG United Kingdom	JPMorgan Chase Bank, N.A., London J.P. Morgan affiliate
United States	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate 383 Madison Avenue New York 10017 United States	JPMorgan Chase Bank, N.A. J.P. Morgan affiliate New York
Uruguay	Banco Itaú Uruguay S.A. Zabala 1463 Montevideo 11000 Uruguay	Banco Itaú Uruguay S.A. Montevideo
Vietnam	HSBC Bank (Vietnam) Ltd. 106 Nguyen Van Troi Street, Phu Nhuan District Ho Chi Minh City Vietnam	HSBC Bank (Vietnam) Ltd. Ho Chi Minh City
WAEMU (Benin, Burkina Faso, Guinea- Bissau, Ivory Coast, Mali, Niger, Senegal, Togo) Clients may be required to upgrade certain clauses in	Standard Chartered Bank Côte d’Ivoire S.A. 23 Boulevard de la Republique 1 Abidjan 01 B.P. 1141 Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A. Abidjan

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 10 of 12

Market	Subcustodian	Cash Correspondent Bank
their existing agreement prior to entry
Zambia	Standard Chartered Bank Zambia Plc Standard Chartered House, Cairo Road P.O. Box 32238 Lusaka 10101 Zambia	Standard Chartered Bank Zambia Plc Lusaka
Zimbabwe Clients may be required to upgrade certain clauses in their existing agreement prior to entry	Stanbic Bank Zimbabwe Limited Stanbic Centre, 3rd Floor, 59 Samora Machel Avenue Harare Zimbabwe	Stanbic Bank Zimbabwe Limited Harare

Correspondent banks are listed for information only. Strictly Private and Confidential	Page 11 of 12

Schedule 2 Form of Board Resolution

To:	JPMorgan Chase Bank, N.A.

___________________________20____

We hereby certify that the following is a true copy of the minutes of the Board of Directors of _______________________________* (the “Company”) which was duly called and held on ___________________________20____ and at which a duly qualified quorum was present throughout and entitled to vote.

1.	There was produced to the meeting a form of Custody Agreement provided by JPMorgan Chase Bank, N.A. (“J.P. Morgan”) for use in connection with the opening of one or more cash and securities accounts and the conduct of such other transactions between the Company and J.P. Morgan as referred to therein. The form of Custody Agreement produced had been completed by an officer of the Company, and in particular it was noted that details of the Authorized Persons (as defined therein) and details of persons authorized to give instructions on behalf of the Company had been provided to J.P. Morgan. Details of any Fund Managers and Advisers had also been provided to J.P. Morgan. The indemnities given to J.P. Morgan in the Custody Agreement were also noted. The meeting considered the form of the Custody Agreement.

2.	IT WAS RESOLVED that the form of Custody Agreement (together with the Schedules and Appendices), completed in the manner and form produced at the meeting, be and is hereby approved and that _______________________________** be and he/she is hereby authorized, for and on behalf of the Company, to sign and deliver the same together with such changes and amendments thereto as he/she may in his/her sole discretion think fit.

3.	There was produced to the meeting a form of power of attorney (“power of attorney”) to be given by the Company to J.P. Morgan to enable J.P. Morgan to provide tax reclaim services as provided for in the Custody Agreement. The meeting considered the form of the power of attorney and in particular the indemnities contained in it. IT WAS RESOLVED that that power of attorney be and it is hereby approved and that it be executed under seal in accordance with the Company’s constitution.

DIRECTOR

SECRETARY

*Name of Company in full.

**Name of signer of the Agreement.

Global Custody Agreement - New York - General - DOCUMENT ID: [D2817270] - May 2016

Schedule 3

J.P. Morgan Investor Services Global Custody Restricted Markets Schedule

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions
Costa Rica	If J.P. Morgan’s Costa Rican Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Securities that are safekept in Costa Rica. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.
Iceland

Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Securities safekept in Iceland (“Icelandic Securities”) or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Malawi

Local currency will be held in one or more separate cash accounts that the Customer opened with J.P. Morgan’s Malawi Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s Malawi Subcustodian. In respect of the cash accounts, J.P. Morgan’s Malawi Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s Malawi Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Malawi market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Malawi (“Malawi Securities”).

If J.P. Morgan’s Malawi Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Malawi Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Tanzania	Local currency will be held in one or more separate cash accounts that the Customer opened

J.P. Morgan Investor Services Global Custody

Market	Restrictions

with J.P. Morgan’s Tanzanian Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s Tanzanian Subcustodian. In respect of the cash accounts, J.P. Morgan’s Tanzanian Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s Tanzanian Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Tanzanian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Tanzania (“Tanzanian Securities”).

If J.P. Morgan’s Tanzanian Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Tanzanian Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Ukraine (for Ukrainian Equities only)

Customer should refer to the current version of the applicable J.P. Morgan’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.

For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities safekept in Ukraine.

West African Economic and Monetary Union (“WAEMU”)

Local currency will be held in one or more separate cash accounts that the Customer opened with J.P. Morgan’s WAEMU Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s WAEMU Subcustodian. In respect of the cash accounts, J.P. Morgan’s WAEMU Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s WAEMU Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

If J.P. Morgan’s WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled and safekept at Dépositaire Central/Banque de Règlement S.A. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe	Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s Instruction to the purchase or sale of Securities safekept in Zimbabwe (the “Zimbabwe Securities”) will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be repatriated or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwean Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P.

J.P. Morgan Investor Services Global Custody

Market	Restrictions

Morgan is able to obtain, as reasonably determined by J.P. Morgan.

If J.P. Morgan’s Zimbabwean Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Zimbabwe Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

J.P. Morgan Investor Services Global Custody

Annex A Electronic Access

1.	J.P. Morgan may permit the Customer and its Authorized Persons to access certain electronic systems and applications (collectively, the “Products”) and to access or receive electronically Data (as defined below) in connection with the Agreement. J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.

2.	In consideration of the fees paid by the Customer to J.P. Morgan and subject to any applicable software license addendum in relation to J.P. Morgan-owned or sublicensed software provided for a particular application and Applicable Law, J.P. Morgan grants to the Customer a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically (the “Data”) for the Customer’s internal business use only. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Customer’s Authorized Person, provided that such use shall be in compliance with the Agreement, including this Annex. The Customer acknowledges that elements of the Data, including prices, corporate action information, and reference data, may have been licensed by J.P. Morgan from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to J.P. Morgan.

3.	The Customer acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks. The Customer is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with J.P. Morgan’s software. Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4.	In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. J.P. Morgan shall not be liable for any Liabilities arising out of the Customer’s use of, access to or inability to use the Products via J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or willful misconduct.

5.	Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. J.P. Morgan shall own all right, title and interest in the data reflecting the Customer usage of the Products or J.P. Morgan’s web site (including, but not limited to, general usage data and aggregated transaction data). J.P. Morgan may use and sublicense data obtained by it regarding the Customer’s use of the Products or J.P. Morgan’s web site, as long as J.P. Morgan does not disclose to others that the Customer was the source of such data or the details of individual transactions effected using the Products or web site.

6.	The Customer shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

Global Custody Agreement - New York - General - DOCUMENT ID: [D2817270] - May 2016

7.	The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users upon written request. The Customer further represents and warrants to J.P. Morgan that the Customer shall not access the service from any jurisdiction which J.P. Morgan informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products.

8.	The Customer will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”). The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9.	The Customer shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Annex.

Global Custody Agreement - New York - General - DOCUMENT ID: [D2817270] - May 2016

Appendix 1

Information Regarding Country Risk

1.	To aid Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually, and upon the initial placing of Financial Assets and cash into a country, the following information:

A.	Opinions of local counsel concerning:

i.	Whether applicable foreign law would restrict the access of Customer’s independent public accountants to books and records kept by a Subcustodian located in that country which pertain to the Customer’s account.

ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of a Subcustodian located in that country.

iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of a Subcustodian located in the country.

iv.	Whether applicable foreign law would restrict the Customer’s right as foreign investors to convert Customer’s cash or cash equivalents into U.S. dollars which have not yet been invested in securities.

B.	A market profile with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) securities depositories (including depository risk assessment), if any.

2.	To aid Customer in monitoring Country Risk, J.P. Morgan shall furnish board the following additional information:

NewsFlashes, including with respect to changes in the information in market profiles

Global Custody Agreement - New York - General - DOCUMENT ID: [D2817270] - May 2016